Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS	AUSTIN BAKU
75201-2980	DALLAS
214.953.6500	DUBAI
FAX 214.953.6503	HONG KONG
HOUSTON
LONDON
MOSCOW
NEW YORK
RIYADH
WASHINGTON
August 18, 2006
Crosstex Energy, Inc.
2501 Cedar Springs
Dallas, Texas 75201
Ladies and Gentlemen:
     We have acted as counsel to Crosstex Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the selling stockholders named in the Registration Statement, from time to time pursuant to Rule 415 under the Securities Act, of 2,550,260 shares of common stock, par value $0.01 per share, of the Company (the “Shares”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
     In our capacity as your counsel in the connection referred to above, we have examined the (i) the Restated Certificate of Incorporation of the Company and the Third Amended and Restated Bylaws of the Company, each as amended to date, (ii) the corporate records of the Company, including minute books of the Company as furnished to us by the Company, (iii) the originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, statutes and other instruments and documents, and (iv) the Registration Statement and the prospectus contained therein (the “Prospectus”) and as a basis for the opinions hereinafter expressed.
     In connection with this opinion, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.
     Based upon our examination as aforesaid, and subject to the assumptions, qualifications, limitations and exceptions herein set forth, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

     The opinion set forth above is limited in all respects to the General Corporation Law of the State of Delaware and federal laws of the United States, and no opinion is expressed herein as to matters governed by the law of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.